UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: January 27, 2017
(Date of earliest event reported): January 26, 2017

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3807 West Chester Pike, Newtown Square, PA	19073
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 26, 2017, Sunoco Logistics Partners L.P. (the "Partnership") announced that Sunoco Partners LLC, its general partner, has declared a cash distribution for the fourth quarter 2016 of $0.52 per common unit ($2.08 annualized) to be paid on February 14, 2017 to unit holders of record on February 7, 2017. A copy of the press release announcing the declaration of this distribution is being filed herewith as Exhibit 99.1.
The Partnership also announced that it will hold a conference call on Wednesday, February 22, 2017 at 5:00 p.m. ET (4:00 p.m. CT) to discuss its financial results for the fourth quarter 2016. Earnings are expected to be released after the market closes on Wednesday, February 22, 2017.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated January 26, 2017.
Safe Harbor Statement
Statements contained in this report, or the exhibits to this report, that state the Partnership's expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Senior Vice President, General Counsel and Corporate Secretary
January 27, 2017
Newtown Square, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated January 26, 2017.